SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549
                              ---------------

                                  FORM 8-K
                               CURRENT REPORT

                   Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934
                              ---------------

              Date of Report (Date of Earliest Event Reported)
                              January 22, 2002

                             KMART CORPORATION
           (Exact Name of Registrant as Specified in its Charter)


           Michigan                       1-327                   38-0729500
           --------                       -----                   ----------
(State or Other Jurisdiction of  (Commission File Number)    (I.R.S. Employer
        Incorporation)                                      Identification  No.)



3100 West Big Beaver Road, Troy, Michigan                              48084
--------------------------------------------------------------------------------
(Address of Principal Executive Offices)                             (Zip Code)

                               (248) 463-1000
--------------------------------------------------------------------------------
            (Registrant's Telephone Number, Including Area Code)

                               Not Applicable
--------------------------------------------------------------------------------
       (Former Name or Former Address, if Changed Since Last Report)



Item 2.  Bankruptcy or Receivership.

         On January 22, 2002, Kmart Corporation (the "Company") and 37 of its U.S. subsidiaries (collectively, the "Debtors") filed voluntary petitions for relief under Chapter 11 of the United State Bankruptcy Code (the "Bankruptcy Code") in the United States Bankruptcy Court for the Northern District of Illinois (the "Bankruptcy Court") (Case No. 02-B02474). The Debtors will continue to manage their properties and operate their businesses as "debtors-in-possession" under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code. On January 22, 2002, the Company issued a press release relating to the foregoing. A copy of the release is attached hereto as Exhibit 99.1 and is incorporated in its entirety herein by reference.

Item 5. Other Events.

         On January 17, 2002, the Company announced that James B. Adamson had been appointed Chairman of the Board and that Mark Schwartz's employment as President and Chief Operating Officer had terminated. Effective as of January 21, 2002, Ron Hutchison had been appointed the Company's Chief Restructuring Officer and Executive Vice President.

Item 7.  Financial Statements and Exhibits.

         (c) Exhibits.


   Exhibit No.             Document Description
       99.1                Press Release dated January 22, 2002



                                 SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  January 22, 2002
                                        KMART CORPORATION


                                        By: /s/ Janet G. Kelley
                                            -----------------------------------
                                        Name:  Janet G. Kelley
                                        Title: Senior Vice President &
                                               General Counsel




                               EXHIBIT INDEX


     Exhibit No.              Document Description

        99.1                  Press Release dated January 22, 2002



                                                                   Exhibit 99.1


               KMART SECURES $2 BILLION FINANCING PACKAGE AND
        FILES FOR CHAPTER 11 REORGANIZATION TO AGGRESSIVELY ADDRESS
                   FINANCIAL AND OPERATIONAL CHALLENGES

                 All 2,114 Kmart Stores Open for Business;
   Credit Cards, Gift Certificates, Store Credits To Be Honored As Usual

 $2 Billion DIP Financing Package Arranged by JPMorgan Securities, Inc. and
        Fleet Securities, Inc.; Includes Vendor Lien for Customary
 Trade Relationship Vendors; Will Fund Operations, Including Employee Salaries and Benefits, and Post-Petition Vendor Payments During Reorganization Process

         Completion of Fast-Track Reorganization Targeted for 2003

"We are determined to complete our reorganization as quickly and smoothly as possible, while taking full advantage of this chance to make a fresh start and reposition Kmart for the future," says Kmart CEO Conaway

TROY, MICHIGAN, JANUARY 22, 2002 -- Kmart Corporation (NYSE: KM) announced today that, in order to aggressively address the financial and operational challenges that have hampered its performance, the Company and 37 of its U.S. subsidiaries have filed voluntary petitions for reorganization under chapter 11 of the U.S. Bankruptcy Code. In its filings in the U.S. Bankruptcy Court for the Northern District of Illinois, in Chicago, the Company indicated that it will reorganize on a fast-track basis and has targeted emergence from chapter 11 in 2003.

Kmart also announced that, to fund its turnaround and continuing operations, it has secured a $2 billion senior secured debtor-in-possession
(DIP) financing facility from Credit Suisse First Boston, Fleet Retail Finance, Inc., General Electric Capital Corporation and JPMorgan Chase Bank, which will act in various capacities including as collateral monitors, documentation agents and syndication agents. The DIP facility, which remains subject to Bankruptcy Court approval, will be used to supplement the Company's existing cash flow during the reorganization process. JPMorgan Securities Inc. and Fleet Securities, Inc. arranged the financing. The Company expects to be able to access $1.15 billion of the DIP facility upon court approval of an interim financing order; the full facility is subject to final court approval at a later date.

The Company said its decision to seek judicial reorganization was based on a combination of factors, including a rapid decline in its liquidity resulting from Kmart's below-plan sales and earnings performance in the fourth quarter, the evaporation of the surety bond market, and an erosion of supplier confidence. Other factors include intense competition in the discount retailing industry, unsuccessful sales and marketing initiatives, the continuing recession, and recent capital market volatility.

Charles C. Conaway, Chief Executive Officer of Kmart, said: "We are committed and determined to complete our reorganization as quickly and as smoothly as possible, while taking full advantage of this chance to make a fresh start and reposition Kmart for the future. We deeply regret any adverse effect today's action will have on our associates, vendors and business partners. I also regret the impact of our filing on all Kmart shareholders, including many of our associates. But after considering a wide range of alternatives, it became clear that this course of action was the only way to truly resolve the Company's most challenging problems. I am confident that, with our tremendous resources and dedicated supplier and associate communities, Kmart will emerge from this process as a stronger, more dynamic, more profitable enterprise with a well-defined position in the discount retail sector."

All 2,114 Kmart stores are open and serving customers. The Company's credit cards, checks, gift certificates and store credits will be honored as always and its return policies have not been affected by the filing. Kmart associates are being paid in the usual manner and their medical, dental, life insurance, disability, and other benefits are expected to continue without disruption.

The Company's pension plan and savings plans are maintained independently of the Company and are protected under federal law. The Company will continue to administer the plans as usual. Other retiree benefits are also expected to continue without disruption. The Company also said that approximately 3.5% of its total 401(k) savings plan assets consist of Kmart shares purchased by its employees and approximately 10.5% of the assets consist of shares provided by the Company to match employee investments. Total Kmart share holdings in its 401(k) savings plan represent about 6% of Kmart's total outstanding common shares.

Conaway said: "When I joined Kmart 18 months ago, I found a company with many strengths, including dedicated associates, great store locations, a proud 100-year history, and some of the best known and loved brands in retailing - including the great Kmart name itself. We remain determined to build on this foundation and continue Kmart's transformation."

Kmart also announced that Ronald B. Hutchison has been named Executive Vice President and Chief Restructuring Officer, a new position, effective immediately. He and James B. Adamson, who was elected non-executive Chairman of Kmart's Board of Directors on January 17, 2002, will be actively engaged in advising Kmart on reorganization matters and working with the senior management team to rebuild and reposition the Company.

Hutchison, 51, was most recently Chief Financial Officer of Advantica Restaurant Group, Inc. where he was one of the key architects of the company's successful reorganization. He was also involved in the financial reorganization of Leaseway Transportation, a transportation holding company that emerged from chapter 11 in the early 1990s.

Kmart Chairman James B. Adamson said, "We are gratified by the support of our lenders in arranging our $2 billion of debtor-in-possession (DIP) financing, an important vote of confidence in the Company, our people, and our potential. We are also pleased that the banks have agreed to allow our vendors an opportunity to receive a second lien on the Company's collateral for their post-petition accounts payable, provided that the vendors resume normal trade terms and full merchandise shipments within the first 60 days of the reorganization case. With that support, and with the protection of chapter 11, we are confident the Company will move forward in a better position to restructure for the future. Fortunately, Kmart has a number of strengths upon which we can build, including a substantial core group of profitable stores in highly desirable locations."

Conaway outlined the strategic, operational and financial initiatives that the Company intends to continue or implement during the reorganization process, including:

o Investing in key merchandising and marketing initiatives to enhance Kmart's strategic positioning as the authority for what Moms value by offering exclusive brands that will differentiate Kmart from its competitors;

o Optimizing the supply chain to maximize efficiencies and service capabilities;

o Investing in critical technology, standardized information technology platforms, merchandising opportunities and supply chain enhancements;

o Evaluating the performance of every store and terms of every lease in the Kmart portfolio by the end of the first quarter of 2002 with the objective of closing unprofitable or underperforming stores this year to increase cash flow and return on invested capital;

o Seeking Bankruptcy Court approval to immediately terminate the leases of approximately 350 stores that were closed previously by Kmart or are currently being leased by other tenants at rents below Kmart's obligation, thereby resulting in an immediate annual savings of approximately $250 million; and

o Pursuing opportunities to reduce annual expenses by an additional $350 million through reengineering the organization, staff reductions, office consolidations, and other actions.

Kmart said that it filed more than 30 first day motions in the bankruptcy court in Chicago to support its approximately 240,000 associates and 4,000 vendors, together with its customers and other stakeholders. The court filings include requests to obtain interim financing authority and maintain existing cash management programs; to retain legal, financial, real estate and other professionals to support the Company's reorganization cases; and for other relief.

During the restructuring process, vendors, suppliers and other business partners will be paid under normal terms for goods and services provided during the reorganization. In its filing documents, Kmart and its U.S. subsidiaries listed total assets of $17 billion of assets at book value and total liabilities of $11.3 billion as of the fiscal quarter ended October 31, 2001. Kmart's foreign subsidiaries are not covered by the filing and are operating as normal.

More information about Kmart's reorganization case is available at the following toll-free numbers: Associates - (877) 638-8856 (available after 10:00 a.m. Eastern Time today); Customers - (877) 475-6278 (available after 10 a.m. Eastern Time today); Vendors and Suppliers - (877) 453-5693.

A video news release featuring Kmart Chief Executive Officer Charles C. Conaway will be uplinked today (January 22, 2002) from 10:30 a.m. to 11 a.m. on Telestar 6, Transponder K16, Audio 6.2 and 6.8. For additional information, visit www.bluelight.com and click on Kmart Corporate News.

Kmart Corporation is a $37 billion company that serves America with more than 2,100 Kmart and Kmart SuperCenter retail outlets and through its e-commerce shopping site, www.bluelight.com.

Safe Harbor Statement
The foregoing, as well as other statements made by Kmart, may contain forward-looking statements regarding Kmart. They reflect, when made, the Company's current views with respect to current events and financial performance, and are and will be, as the case may be, subject to many risks, uncertainties and factors relating to the Company's operations and business environment which may cause the actual results of the Company to be materially different from any future results, express or implied, by such forward-looking statements. The Company intends that such forward-looking statements be subject to the Safe Harbor created by Section 27(a) of the Securities Act of 1933 and Section 21E of the Securities and Exchange Act of 1934. The words and phrases "expect", "estimate", "anticipate" and similar expressions identify forward-looking statements. Certain factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the following: the ability of the Company to continue as a going concern; the ability of the Company to operate pursuant to the terms of the DIP facility; court approval of the Company's first day papers and other motions prosecuted by it from time to time; the ability of the Company to develop, prosecute, confirm and consummate one or more plans of reorganization with respect to the chapter 11 cases; risks associated with third parties seeking and obtaining court approval to terminate or shorten the exclusivity period for the Company to propose and confirm one or more plans of reorganization, for the appointment of a chapter 11 trustee or to convert the cases to chapter 7 cases; the ability of the Company to obtain trade credit, and shipments and terms with vendors and service providers for current orders; the Company's ability to maintain contracts that are critical to its operations; potential adverse developments with respect to the Company's liquidity or results of operations; the ability to fund and execute its business plan; the ability to attract, retain and compensate key executives and associates; and the ability of the Company to attract and retain customers. Other risk factors are listed from time to time in the Company's SEC reports, including, but not limited to the quarterly report on Form 10-Q for the quarter ended November 27, 2001. Kmart disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

                                   # # #
Contacts:

         Kmart Media Relations:     248-463-1021

         Kmart Investor Relations:  248-463-1040